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Exhibit 2.2

AMENDED AND RESTATED
PLACEMENT AGREEMENT

                    , 2003

Ladies and Gentleman:

        USA Capital Realty Advisors, LLC, a Nevada limited-liability company, as the manager ("the "Manager") of USA Capital First Trust Deed Fund, LLC, a Nevada limited-liability company (the "Company"), hereby engages USA Securities, LLC, a Nevada limited-liability company (the "Placement Agent"), and each dealer (a "Dealer") with which the Placement Agent enters into a Selected Dealer Agreement, in the form attached hereto as Exhibit A, as the Company's exclusive selling agents in connection with the proposed public offering of certain of its securities (the "Offering") on the terms and conditions set forth below:

1.     INTRODUCTION

        The Company hereby engages the Placement Agent as its agent and principal distributor for the purpose of selling for cash up to an aggregate of twenty-four thousand (24,000) of its Class A, Class B and Class C limited-liability company membership units (the "Units") at five thousand dollars ($5,000) per Unit for an aggregate offering amount of one hundred twenty million dollars ($120,000,000) through Dealers, all of whom shall be members of the NASD. The Placement Agent may also sell the Units for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Placement Agent hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions.

        The Units are more fully described in the Prospectus (as defined in Section 2(a) below). The Placement Agent and any Dealers will commence selling the Units on or after November 8, 2002, the date on which the Registration Statement (as defined in Section 2(a) below) became effective (the "Effective Date") with the Securities and Exchange Commission (the "Commission"), as the Placement Agent and any Dealers deem it reasonably advisable so to do, until the earlier of the termination of this Agreement pursuant to Section 10 of this Agreement or termination of the Offering.

2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Placement Agent and any Dealers that:

          (a)   The Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder, a registration statement, and one or more amendments thereto, on Form S-11 (Registration No. 333-59362), including in such registration statement and each such amendment, a prospectus (a "Prospectus"). As used in this Agreement, the term "Registration Statement" means such registration statement, as amended, on file with the Commission at the time such registration statement becomes effective (including the Prospectus, financial statements, exhibits and all other documents filed as a part thereof).

          (b)   When the Registration Statement becomes effective, and at all times subsequent thereto, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the regulations promulgated thereunder, will comply with the Act and the regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement, except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent and any Dealers by the Placement Agent or such Dealer expressly for inclusion in the Registration Statement, the Prospectus or any amendment or supplement thereto.

          (c)   Neither the Commission nor the blue sky or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the Units, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

          (d)   Any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

          (e)   The Company is a limited-liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing or use of its properties and assets or the conduct of its business makes such qualification necessary or advisable, except where the failure to be so qualified does not have a material adverse effect on any of the operations, business, properties or assets of the Company.

          (f)    As of the Effective Date, the Company is authorized to issue one hundred thousand (100,000) Units, of which ten (10) Class D Units are outstanding. Each outstanding Unit is validly authorized, validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of members of the Company. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any Unit or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for, Units, except as shall be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for Units, except as may have been properly described in the Prospectus. There is outstanding no indebtedness, except as may have been properly described in the Prospectus.

          (g)   The financial statements of the Company included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any interim period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report included in the Registration Statement and the Prospectus, were independent certified public accountants within the meaning of the Act and the regulations promulgated thereunder. No other financial statements are required by Form S-11 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Registration Statement or the Prospectus.

          (h)   There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company, or any of its operations, business, properties, assets, liabilities or future prospects, except as may be properly described in the Registration Statement or the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree (nor must the Company take any action in order to avoid any such violation or default), except as may be properly described in the Registration Statement or the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Company.

          (i)    The Company has good title to all properties and assets which the Registration Statement or the Prospectus indicates are owned by it, free and clear of all liens, claims, security interests, pledges, charges, encumbrances and mortgages, except as may be properly described in the Registration Statement or the Prospectus.

          (j)    The Company is not, nor, to the best knowledge of the Company, is any other party, in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to each party thereto in accordance with its terms. The Company has no actual knowledge that any party to any such contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company has any intention of canceling, not renewing or not performing with respect thereto. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its articles of organization or operating agreement.

          (k)   All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises and other intangible properties and assets (collectively, the "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and, to the Company's knowledge, uncontested. There is no right under any Intangibles necessary to the business of the Company as presently conducted or as the Registration Statement or the Prospectus indicates it contemplates conducting except as may be so designated in the Registration Statement or the Prospectus. The Company has not infringed, is not infringing, nor has received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company.

          (l)    Neither the Company, nor any manager, director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly, used any funds of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of the Company; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

          (m)  The Company has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement upon its execution. All necessary proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery or performance by the Company of this Agreement (except filings under the Act which have been or will be made before the Effective Date and such consents consisting only of consents under blue sky or state securities laws). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the articles of organization or operating agreement of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or to which any of its operations, business, properties or assets are subject.

          (n)   The Units offered for sale pursuant to the Offering are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of members of the Company.

          (o)   The Units conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

          (p)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Registration Statement or the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend or distribution on its Units.

          (q)   Except as may have been registered in the Registration Statement or waived, no person or entity has the right to require registration of Units or other securities of the Company because of the filing or effectiveness of the Registration Statement.

          (r)   Except as may be set forth in the Registration Statement or the Prospectus, the Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by the Offering or this Agreement.

          (s)   Except as contemplated by the Offering or this Agreement or as may have been waived, no person or entity has any right of first refusal, preemptive right, right to any compensation or other similar right or option, in connection therewith or herewith, or any of the transactions contemplated thereby or hereby.

3.     COVENANTS OF THE COMPANY

        The Company covenants and agrees that it will:

          (a)   Use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible. If filing of the Prospectus is required under Rule 424(b) of the Act, the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) of the Act within the time period prescribed and will provide evidence satisfactory to the Placement Agent of such timely filing.

          (b)   Notify the Placement Agent immediately by facsimile (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the blue sky or state securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

          (c)   During the time when a prospectus relating to the Units is required to be delivered hereunder or under the Act or the regulations promulgated thereunder, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Units, as the case may be, in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered hereunder or under the Act or the regulations promulgated thereunder, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Placement Agent, the Registration Statement or the Prospectus, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the regulations promulgated thereunder, the Company will immediately notify the Placement Agent and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Placement Agent) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

          (d)   Deliver without charge to the Placement Agent such number of copies of each Prospectus as may reasonably be requested by the Placement Agent and, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, deliver without charge to the Placement Agent one (1) signed copy of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and one (1) signed copy of any supplement thereto, and deliver without charge to the Placement Agent such number of copies of the Prospectus, the Registration Statement and amendments and supplements thereto, if any, without exhibits, as the Placement Agent may request for the purposes contemplated by the Act.

          (e)   Endeavor in good faith, in cooperation with the Placement Agent, at or prior to the time the Registration Statement becomes effective, to qualify the Units for offering and sale under the blue sky or state securities laws of such jurisdictions as the Placement Agent may designate. In each jurisdiction where such qualification shall be effected, the Company will, unless the Placement Agent agrees in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction and will keep all filings current.

          (f)    Use its best efforts to keep the Prospectus and the Registration Statement current and effective by filing post-effective amendments, as necessary, during the Offering.

          (g)   During the Offering, furnish the Placement Agent, without charge, the following:

            (i)    Within ninety (90) days after the end of each fiscal year, financial statements audited by the independent certified public accountants for the Company, including a balance sheet, statement of income and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, consistently applied, as of the end of such fiscal year and for the twelve (12) months then ended, which may be on a consolidated basis;

            (ii)   As soon as practicable after they have been sent to members of the Company or filed with the Commission, one (1) copy of each annual and interim financial and other report or communication sent by the Company to its members or filed with the Commission;

            (iii)  As soon as practicable, a copy of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

            (iv)  Such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as the Placement Agent may from time to time reasonably request.

          (h)   Apply the net proceeds received by it from the Offering in the manner set forth under "Use of Proceeds" in the Registration Statement or the Prospectus.

          (i)    File no amendment or supplement to the Registration Statement or the Prospectus at any time, whether before or after the Effective Date of the Registration Statement, unless such filing shall comply with the Act and the regulations promulgated thereunder and unless the Placement Agent shall previously have been advised of such filing and furnished with a copy thereof, and the Placement Agent and counsel for the Placement Agent shall have approved such filing in writing.

          (j)    Comply with all registration, filing, and reporting requirements of the Act, the Exchange Act, state securities laws and the regulations promulgated thereunder, which may from time to time be applicable to the Company.

          (k)   Comply with all provisions of all undertakings contained in the Registration Statement.

4.     REPRESENTATIONS AND WARRANTS OF THE PLACEMENT AGENT

        The Placement Agent represents and warrants to the Company that:

          (a)   It has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

          (b)   It is a limited-liability company duly organized and validly existing under the laws of the State of Nevada; is duly authorized to execute this Agreement and to perform hereunder, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order or, to the knowledge of the Placement Agent, any statute, rule or regulation applicable to the Placement Agent.

          (c)   The information contained in the Registration Statement or the Prospectus relating to the Placement Agent is complete and correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

          (d)   It is a member of the National Association of Securities Dealers, Inc. ("NASD"), and is registered as a broker-dealer under the Exchange Act and under the securities laws of the states in which the Units will be offered or sold by the Placement Agent. It is not subject to any order or regulation which in any way relates to any violation of law and it has not committed any act or is subject to any state of fact described in the "bad boy" provisions of any blue sky or state securities laws.

          (e)   Neither it nor any person acting for it will give any information or make any representations relating to the Company or the Offering, other than those contained in the Registration Statement or the Prospectus.

5.     COVENANTS OF THE PLACEMENT AGENT

        The Placement Agent covenants and agrees:

          (a)   To make a best efforts public offering of the Units as soon as, on or after the Effective Date of the Registration Statement, as the Placement Agent deems it reasonably advisable so to do, at the initial public offering price as provided for in the Prospectus; provided, however, the Placement Agent agrees to be bound by the terms of the Amended and Restated Escrow Agreement (the "Escrow Agreement") by Wells Fargo Bank Arizona, National Association (the "Escrow Agent"), as escrow agent, the Placement Agent and the Company, a signed copy of which the Placement Agent acknowledges has been furnished to it by the Manager, and a conformed copy of which is attached to this Agreement and incorporated herein by this reference.

          (b)   To fully disclose to prospective investors the Placement Agent's relationship with the Company, and to perform all of its responsibilities.

          (c)   That it has been informed of the jurisdictions in which the Company has been advised by counsel (acceptable to the Placement Agent) that the Units have been qualified or registered for sale or are exempt under the respective blue sky or state securities laws of such jurisdictions; but the Company has not assumed, nor will it assume, any obligation or responsibility concerning the Placement Agent's right to act as broker with respect to the Units in any such jurisdiction. No offer to sell, solicitation of an offer to buy, or sale of Units in a state or other jurisdiction shall be made by the Placement Agent until the Company has notified the Placement Agent that the Units have been so registered or qualified or are exempt from registration or qualification with the securities authority in such state or other jurisdiction.

          (d)   That it and any Dealers will offer the Units only to persons who meet (or to those it reasonably believes to meet) the financial qualifications set forth in the Prospectus and the provisions of Rule 2810 of the Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors.

          (e)   That it and any Dealers are members of the NASD and are registered as a broker-dealers under the Exchange Act and under the securities laws of the states in which the Units will be offered or sold by the Placement Agent, and shall maintain such registration in full force and effect at all times hereunder.

          (f)    That, in its agreements with Dealers, it will require that Dealers: (i) offer the Units only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to them by the Placement Agent; (ii) only make offers to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required; (iii) comply with the provisions of Rule 2810 of the Conduct Rules set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors; and (iv) provide such certification as Placement Agent may reasonably request regarding its compliance with applicable law.

          (g)   That it will comply with the applicable requirements of the Act (including the delivery of a Prospectus to each prospective investor as required by the Act) and the Exchange Act.

          (h)   That neither it nor any person acting for it will give any information or make any representations relating to the Company or the Offering, other than those contained in the Prospectus and it is not authorized to act as agent for the Company for any purpose other than as expressly set forth herein.

          (i)    To use its best efforts to preserve the confidentiality of any proprietary or not publicly available information or data provided to the Placement Agent by the Company.

          (j)    That, subject to the limitations set forth above and in compliance with applicable federal and state securities laws and regulations, as well as in accordance with applicable rules and regulations of the NASD, the Placement Agent shall indemnify and hold harmless the Company and its affiliates from and against claims relating to any material breach by the Placement Agent of the foregoing covenants or any other agreements of the Placement Agent contained in this Agreement or resulting from the Placement Agent's gross negligence or willful misconduct, provided that the Company promptly notifies the Placement Agent of any such claim and offers the Placement Agent the opportunity to defend against or settle such claim with counsel of the Placement Agent's choice.

6.     COMPENSATION AND PAYMENT OF EXPENSES

          (a)   As compensation for the Placement Agent's services, the Manager (in accordance with the terms of the Prospectus) shall pay and/or deliver to the Placement Agent a commission of up to three percent (3.0%) for all Units sold by the Placement Agent pursuant to the Offering and this Agreement; provided, however, no commissions, payments or amount whatsoever will be paid to the Placement Agent under this Section 6(a) unless or until the minimum number of Units, i.e., three hundred (300) Units (the "Minimum Offering"), have been sold by September 30, 2003 pursuant to the terms of the Prospectus. All such compensation shall be paid to the Placement Agent in the manner set forth in Section 7(d) of this Agreement.

          (b)   The Manager hereby agrees to pay all expenses in connection with (i) the preparation, printing, filing, distribution and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution and mailing of this Agreement, any preliminary and final surveys of blue sky laws (the "Blue Sky Surveys") and related documents, including the cost of all copies thereof and of the Prospectus and any amendments or supplements thereto supplied to the Placement Agent in quantities as hereinabove stated, (ii) the issuance, sale, transfer and delivery of the Units, including any transfer or other taxes payable thereon, (iii) the qualification of the Units under any blue sky or state securities laws, including the costs of printing and mailing the Blue Sky Surveys and the fees of counsel for the Placement Agent and the disbursements in connection therewith, (iv) the filing fees payable to the Commission and the jurisdictions in which such qualification is sought, and (v) the fees and expenses of the Company's legal counsel and accountants. All such expenses incurred by the Placement Agent and payable by the Manager pursuant to this Section 6(b) shall be paid by the Manager within thirty (30) days after written demand therefor by the Placement Agent.

          (c)   The Company will not be liable or responsible to any dealer or agent engaged by the Placement Agent for direct payment of commissions to such dealer or agent in that such it is the sole and exclusive responsibility of the Placement Agent for payment of commissions and reimbursements of expenses to such dealer or agent.

7.     CLOSING PROCEDURES

          (a)   From time to time, but no less frequently than the first and sixteenth day of every calendar month after the Effective Date, and until termination of the Offering, there shall be a closing held on said date (a "Closing Date") with respect to the Units in accordance with the terms and procedures set forth in this Section 7; provided, however, if the first or sixteenth day of any such month shall not be a business day, such closing shall be held on the next succeeding business day. Notwithstanding the foregoing and until the Minimum Offering is met, all subscriptions received by the Placement Agent: (i) shall be transmitted to the Escrow Agent by noon of the next business day after the receipt of such subscriptions; (ii) shall be held in escrow pursuant to the Escrow Agreement; and (iii) if the Minimum Offering is not met, shall be returned to prospective investors in accordance with the Prospectus and the Escrow Agreement. This Section 7 shall be subject to the terms and conditions contained in the Escrow Agreement.

          (b)   Upon receipt of each subscription agreement, the Placement Agent shall review the same to ensure that each subscription agreement is properly completed and to determine whether each investor is qualified, both from an overall suitability viewpoint and pursuant to the relevant blue sky laws, and the Placement Agent shall ensure that each investor resides in a state in which the Company is permitted to sell its Units (based upon the latest blue sky memorandum provided to the Placement Agent by counsel to the Company indicating those states in which the Units are exempt from registration, those states in which registration is being sought and those states in which no registration is being sought). The Placement Agent shall ensure that:

            (i)    each investor's check is properly (1) made for the correct amount as provided in the subscription agreement and (2) made payable to "Wells Fargo Bank fbo USA Capital First Trust Deed Fund" until the Minimum Offering is met and then to the Company once the Minimum Offering is met; and

            (ii)   each wire transfer has cleared for the correct amount as provided in the subscription agreement.

          (c)   Three (3) days prior to each Closing Date (or by such other deadline established by the Company), the Placement Agent shall furnish to the Company, together with a copy of the subscription agreements, a list of all the investors to be admitted to the Company as members on said Closing Date, including (i) the exact name of each investor, (ii) the address of each investor, (iii) the social security number or employer identification number of each investor, (iv) the amount invested by each investor, and (v) the number of Units for which each investor subscribed. Upon receipt of such notice by the Placement Agent and to the extent that the Company proposes to issue membership certificates, the Company shall deliver membership certificates to the Placement Agent for transmittal to the investors, where such membership certificates shall be registered in such name or names and shall be in such denominations as the Placement Agent may request from the Company.

          (d)   Upon meeting the Minimum Offering Amount by September 30, 2003, the Placement Agent and the Company shall give the Escrow Agent written notice that one hundred percent (100%) of the proceeds in the escrow account pertaining to the investors that are to be admitted to the Company on the relevant Closing Date shall be released and disbursed to an account specified by the Company on said Closing Date and none of the proceeds in the escrow may be released or disbursed to the Placement Agent on said Closing Date. Each notice shall specify the exact amounts to be released and disbursed to the Company and to the Placement Agent and shall provide the necessary wiring instructions to the Escrow Agent. Concurrently with the closing related to the satisfaction of the Minimum Offering Amount, the Manager shall provide payment to the Placement Agent in an amount equal to up to three percent (3.0%) of the proceeds in the escrow account that related to the closing on said Closing Date.

          (e)   Once the Minimum Offering Amount has been met and within three (3) days prior to each Closing Date, the Placement Agent shall give the Company written notice that one hundred percent (100%) of the proceeds pertaining to the investors that are to be admitted to the Company on the relevant Closing Date shall be released and disbursed to an account specified by the Company on said Closing Date, and the Manager shall give to the Placement Agent written notice that an amount equal to up to three percent (3.0%) of the proceeds pertaining to the investors that are to be admitted to the Company on the relevant Closing Date shall be paid to the Placement Agent.

8.     INDEMNIFICATION AND CONTRIBUTION

          (a)   Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Placement Agent, its managers, officers, directors, employees, agents and counsel, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with:

            (i)    any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or (B) in any applications or other documents or communications (collectively, the "Other Documents") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any of the Units under the blue sky or state securities laws thereof or filed with the Commission;

            (ii)   any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Other Documents, as the case may be; or

            (iii)  any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

          (b)   The Placement Agent agrees to indemnify and hold harmless the Company, its managers, officers, directors, employees, agents and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent as set forth in Section 8(a) of this Agreement, but only with respect to statements or omissions, if any, made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Other Documents in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent by the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Other Documents, as the case may be.

          (c)   If any action is brought against any person or entity in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b) of this Agreement, such person or entity (the "Indemnified Party") shall promptly notify the party against whom indemnity may be sought (the "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have promptly employed counsel satisfactory to such Indemnified Party to have charge of the defense of such action or such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it or which are different from or additional to those available to the Indemnifying Party, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall not, without the prior written consent of each Indemnified Party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any Indemnified Party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Party from all liability in respect of such action.

          (d)   The Company and the Placement Agent agree to provide for just and equitable contribution if (i) an Indemnified Party makes a claim for indemnification pursuant to Sections 8(a) or 8(b) of this Agreement (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any Indemnified Party or Indemnifying Party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company and the Placement Agent shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which either of them may be subject, so that the Placement Agent is responsible for the proportion thereof equal to the percentage which the commission to be paid per Unit set forth on the cover page of the Prospectus represents of the initial public offering price per Unit set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent, in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each manager, officer, director, partner, employee, agent and counsel of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each manager, officer, director, partner, employee, agent and counsel of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(d). Anything in this Section 8(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(d) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

9.     REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

        All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the Effective Date, and such representations, warranties, covenants and agreements of the Placement Agent and the Company, including the indemnity and contribution agreements contained in Section 8 of this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, the Company or any Indemnified Party, and shall survive termination of this Agreement. In addition, the provisions of Sections 6, 8, and 10 of this Agreement shall survive termination of this Agreement, whether such termination occurs before or after the Effective Date.

10.   EFFECTIVENESS OF THIS AGREEMENT AND TERMINATION THEREOF

          (a)   This Agreement shall become effective on the Effective Date. Notwithstanding the foregoing, the Placement Agent or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Section 10(c) of this Agreement, if the party making such election gives notice to the other party before the time this Agreement becomes effective.

          (b)   The Placement Agent shall have the right to terminate this Agreement at any time prior to any Closing Date by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in the Placement Agent's reasonable opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the NASDAQ, the American Stock Exchange, the Boston Stock Exchange or the Philadelphia Stock Exchange, or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the reasonable opinion of the Placement Agent, make it inadvisable to proceed with the Offering or the sale or delivery of the Units, as the case may be; or if there shall have been such change in the market for securities in general or in political, financial or economic conditions as in the reasonable judgment of the Placement Agent makes it inadvisable to proceed with the Offering, sale and delivery of the Units, as the case may be, on the terms contemplated by the Prospectus.

          (c)   If this Agreement shall not become effective by reason of an election pursuant to Section 10(a) of this Agreement or if this Agreement shall be terminated pursuant to Section 10(b) of this Agreement or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Placement Agent, in addition to the obligations the Company assumed pursuant to Section 3 of this Agreement, will be to reimburse the Placement Agent for such out-of-pocket expenses (including the fees and disbursements of its counsel) as shall have been incurred by it in connection with this Agreement or the proposed offer, sale and delivery of the Units, and the Company agrees to pay promptly upon demand the full amount thereof to the Placement Agent for the account of the Placement Agent less amounts previously paid to the Placement Agent in reimbursement of such expenses.

          (d)   Notwithstanding any election made pursuant to Section 10(a) of this Agreement or any termination pursuant to Section 10(b) of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8 and 10 of this Agreement shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.   MISCELLANEOUS PROVISIONS

          (a)   This Agreement (including all exhibits hereto) contains the entire agreement between the parties and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties.

          (b)   This Agreement cannot be changed, modified or amended without the consent in writing of both the parties. No waiver by either party at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the waiving party.

          (c)   The provisions of this Agreement shall be severable and the invalidity, illegality or unenforceability of any provision of this Agreement shall not affect, impair or render unenforceable this Agreement or any other provision hereof, all of which shall remain in full force and effect. If any provision of this Agreement is determined to be invalid, illegal or otherwise unenforceable, but such provision may be made enforceable by a limitation or reduction of its scope, the parties agree to abide by such limitation or reduction as may be necessary so that said provision shall be enforceable to the fullest extent permitted by law.

          (d)   This Agreement shall be governed by and construed under the substantive and procedural laws of the State of Nevada, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. The Company and the Placement Agent: (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State Court, County of Clark, or in the United States District Court for the District of Nevada; (ii) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (iii) irrevocably consent to the jurisdiction of the Nevada State Court, County of Clark, and the United States District Court for the District of Nevada in any such suit, action or proceeding. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Nevada State Court, County of Clark, or in the United States District Court for the District of Nevada and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

          (e)   Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, shall be sent by facsimile to the party to be notified and shall be deemed effectively given upon personal delivery to the party to be notified, or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified. Any notice to the Placement Agent, the Dealer or the Company shall be sent to the facsimile number or the address of the same indicated below, or to such changed facsimile number or address as either party may subsequently give notice of:

If to the Company:	USA Capital First Trust Deed Fund, LLC 4484 South Pecos Road Las Vegas, Nevada 89121 Attention: Manager Facsimile: 702-734-0163
If to the Manager:	USA Capital Realty Advisors, LLC 4484 South Pecos Road Las Vegas, Nevada 89121 Attention: Manager Facsimile: 702-734-0163
If to the Placement Agent:	USA Securities, LLC 4484 South Pecos Road Las Vegas, Nevada 89121 Attention: Manager Facsimile: 702-734-0163

          (f)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g)   Every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, transferees, assigns, heirs and personal representatives.

          (h)   The provisions contained herein shall not be construed in favor of or against any party because that party or its counsel drafted this Agreement, but shall be construed as if all parties prepared this Agreement, and any rules of construction to the contrary are hereby specifically waived.

          (i)    If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which the party or parties may be entitled.

        Please sign and return to the Company the enclosed duplicate of this Agreement, whereupon this Agreement will become a binding obligation between the Company and the Placement Agent in accordance with its terms and conditions.

Very truly yours,

USA Capital First Trust Deed Fund, LLC
By:	USA Capital Realty Advisors, LLC, its sole manager
	By:	USA Investment Partners, LLC, its sole manager
		By:	USA Commercial Mortgage Company, its sole manager
By:

Its:

USA Capital Realty Advisors, LLC
By:	USA Investment Partners, LLC, its sole manager
	By:	USA Commercial Mortgage Company, its sole manager
By:

Its:

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE.
USA Securities, LLC
By:

Its:	Co-Manager

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

A-1

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EXHIBIT A FORM OF SELECTED DEALER AGREEMENT